Mobix Labs Accelerates Growth with Appointment of Phil Sansone as CEO as Co-Founder Fabian Battaglia Transitions to Strategic Advisor

July 23, 2025

~ Mobix enters powerful new growth phase, expanding its footprint in defense, military, aerospace, and high-speed wireless innovation ~

~ Leadership transition marks new phase of expansion and innovation ~

IRVINE, Calif. , July 23, 2025 (GLOBE NEWSWIRE) -- *Mobix Labs, Inc.* (NASDAQ: MOBX) ("Mobix" or the "Company"), a fabless semiconductor company focused on next-generation wireless and wired connectivity, today announced that Fabian Battaglia, the Company's Chief Executive Officer and co-founder, is retiring from his role as CEO effective July 25, 2025. Phil Sansone, who has served as Interim CEO since April 2025, has been named Chief Executive Officer, effective July 25, 2025. Battaglia will remain actively involved with the Company as a senior advisor to the CEO and Board of Directors.

"Mobix Labs was founded with a mission to transform high-performance connectivity, and I'm incredibly proud of what we've built together," said Fabian Battaglia. "Taking this company from an early-stage vision to a Nasdaq-listed innovator in just a few years has been the honor of my career. I have complete confidence in Phil's leadership and look forward to supporting him and the Board in my new advisory role. The future of Mobix has never been brighter."

Under Battaglia's leadership, Mobix grew from a startup into a public company with a rapidly expanding presence in advanced communication technologies. As CEO, he spearheaded Mobix's strategic expansion into critical sectors including defense, military, aerospace, and wireless communications, as well as rapid growth through M&A.

"Fabian's vision, passion, and relentless commitment laid the foundation for Mobix's success," said Jim Peterson, Executive Chairman of the Board. "We are grateful for his exceptional leadership and pleased that he will continue contributing to the Company in an advisory capacity. We are equally excited to welcome Phil as our new CEO — a proven leader with the insight, drive, and strategic acumen to guide Mobix into its next chapter of growth."

Phil Sansone brings over two decades of operational leadership experience, including his most recent role leading Mobix as interim CEO. In that time, he has accelerated customer acquisition, strengthened internal execution, and positioned the Company for scalable expansion.

"I'm honored to take the helm as CEO of Mobix Labs at this pivotal moment," said Phil Sansone, Chief Executive Officer. "We have extraordinary technology, world-class talent, and a clear vision. As we enter our next phase, I'm committed to delivering transformative solutions to our customers and exceptional value to our shareholders."

The leadership transition underscores Mobix's commitment to long-term innovation, growth, and operational excellence as the Company continues to scale across key growth markets.

Phil Sansone brings over 30 years of global sales and executive management experience within the semiconductor industry. Previoulsy, Sansone held senior roles at Microsemi and MaxLinear and spent nearly two decades at Avnet, ultimately serving as Senior Vice President of North American sales and engineering. He was instrumental in driving market share gains and improving operational performance. Sansone's proven leadership in global distribution, strategic partnerships, and revenue growth strongly supports Mobix's continuing success in dynamic, high-demand markets.

Since joining Mobix Labs in October 2021 as Vice President of Sales, Sansone has notably expanded the company's footprint in the military, defense, and aerospace sectors, securing key orders for technologies utilized in critical U.S. military and defense platforms.

About Mobix Labs, Inc.

Mobix Labs designs, develops, and supplies advanced connectivity and sensing solutions for high-growth sectors, including aerospace, defense, wireless, medical, industrial, and automotive markets. Headquartered in Irvine, California, Mobix's offerings include mmWave RF modules, EMI filters, optical interconnects, and active optical cable systems. Founded in 2020, the company is publicly traded on Nasdaq under the ticker MOBX.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, forecasts, and projections about future events and the performance of Mobix Labs, Inc. ("Mobix," the "Company," "we," or "our"), and involve risks, uncertainties, and

assumptions that are difficult to predict. These statements include, but are not limited to, statements regarding the Company's strategic growth initiatives, market expansion plans, leadership transition, expectations regarding the Company's technology development, customer relationships, product demand, and future financial and operational performance.

Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," and similar expressions, as they relate to Mobix or its management, are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict and that are, in many cases, beyond the Company's control.

Actual results may differ materially from those expressed or implied in forward-looking statements due to various factors, including, but not limited to: the ability of the Company to effectively execute its growth strategy; risks related to leadership transitions and management continuity; macroeconomic and geopolitical conditions; supply chain disruptions; market acceptance of new products and technologies; customer demand and procurement timing in the defense and aerospace sectors; the Company's ability to maintain compliance with Nasdaq listing requirements; and other risks and uncertainties described from time to time in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), including under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Mobix assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements.

About Mobix Labs, Inc.

Mobix Labs (Nasdaq: MOBX) is a purpose-built, 100% U.S.-based supplier of advanced connectivity solutions targeting aerospace, defense, AI, and 5G infrastructure markets. Headquartered in Irvine, California, Mobix Labs delivers performance-critical RF, optical, and electromagnetic interference (EMI) interconnect technologies through proprietary semiconductor IP, advanced packaging, and vertically integrated manufacturing. Learn more at www.mobixlabs.com.

Investor Contact:
Ryan Battaglia
rbattaglia@mobixlabs.com

Media Contact:
Christopher Lancaster
clancaster@mobixlabs.com

Source: Mobix Labs, Inc.